                                                                   EXHIBIT 21.01

                       Subsidiaries of Xcel Energy Inc.*

                                                   State of
                   Name                          Incorporation                                Purpose
----------------------------------------------   -------------   -------------------------------------------------------------------

Northern States Power                            Minnesota       Electric and gas utility
Company (Minnesota)
Northern States Power                            Wisconsin       Electric and gas utility
Company (Wisconsin)
Public Service Company of Colorado               Colorado        Electric and gas utility
Southwestern Public Service Company              New Mexico      Electric utility
Cheyenne Light, Fuel and Power Company           Wyoming         Electric and gas utility
Black Mountain Gas Company                       Minnesota       Gas utility
WestGas Interstate, Inc.                         Colorado        Natural gas transmission
Xcel Energy Wholesale Group Inc.                 Minnesota       Holding company providing wholesale energy
  NRG Energy, Inc.                               Delaware        Nonregulated independent power producer
  Utility Engineering                            Texas           Engineering, design and construction
Xcel Energy Markets Holdings Inc.                Minnesota       Holding company providing energy marketing
  e prime, inc                                   Colorado        Natural gas marketing and trading
Xcel Energy International Inc.                   Delaware        Holding company with international holdings
Xcel Energy Ventures Inc.                        Minnesota       Holding company to develop new businesses
  Eloigne Company                                Minnesota       Owns and operates affordable housing units
Xcel Energy Retail Holdings Inc.                 Minnesota       Holding company providing retail services
  Planergy International Inc.                    Texas           Energy management, consulting and demand-side management services
Xcel Energy Communications Group Inc.            Minnesota       Holding company providing telecommunications
  Seren Innovations, Inc.                        Minnesota       Communications and data services
Xcel Energy WYCO Inc.                            Minnesota       Holding company holding investment in WYCO
Xcel Energy O&M Services Inc.                    Minnesota       Holding company
Xcel Energy Services Inc.                        Minnesota       Holding company
NSP Energy Marketing Inc.                        Minnesota       Manage energy marketing and trading
Xcel Energy Foundation                           Minnesota       Charitable foundation

* Certain insignificant subsidiaries are omitted.